                                                                    EXHIBIT 10.3


                                LOAN AGREEMENT


     THIS AGREEMENT made and entered into this 16th day of May, 1997, by and between UNION PLANTERS NATIONAL BANK, a national banking association with offices at 6200 Poplar Avenue, Memphis, Tennessee 38119 (hereinafter referred to as the "Lender"), and OZARK BANKSHARES, INC., an Arkansas corporation (hereinafter referred to as the "Borrower"), having as an address for purposes of notice of TCBY Tower Building, Suite 3100, 425 West Capitol Avenue, Little Rock, Arkansas, 72201.

                              W I T N E S S E T H:

          WHEREAS, the Borrower has applied to the Lender for a loan and the Lender is willing to make available such funds to the Borrower subject to the terms, provisions and conditions provided for herein; and

          WHEREAS, this Agreement has been entered into by the parties for the purpose of confirming the terms and conditions under which funds will be advanced to Borrower; and

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:


SECTION 1.0   DEFINITION OF TERMS
---------------------------------

     As used herein, the following terms shall have those meanings ascribed thereto below:

     1.1  "Agreement" shall mean this Loan Agreement.

     1.2 "Bank Stock" shall, unless otherwise indicated, mean the common stock of Bank of the Ozarks, wca, P.O. Box 196, Ozark, Arkansas 72949 and Bank of the Ozarks, nwa, P.O. Box 437, Jasper, Arkansas.

     1.3 "Capital" shall mean the average of all equity capital, surplus, undivided profits and 50% of reserves for loan losses shown on quarterly call reports of the Subsidiary Banks during or for each calendar year.

     1.4 "Closing" shall mean that date on which the Lender and Borrower execute this Loan Agreement and the Lender advances the proceeds of the Loan to Borrower.

     1.5 "Collateral" shall mean 80% of the common stock of Bank of the Ozarks, nwa, and Bank of the Ozarks, wca, now owned by Borrower, and any additional common stock now or hereafter owned or acquired by the Borrower necessary to maintain 80% of the outstanding stock of Subsidiary Banks.
 .
     1.6 "Debt" shall mean the Loan and all liabilities, obligations and indebtedness (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or which may hereafter be contracted or acquired, of the Borrower to the Lender incurred under or pursuant to this Loan Agreement, and including without limitation the Loan, the Notes, and any security agreement or other agreement, instrument or document executed to evidence, secure or govern the terms of the Loan.

     1.7 "Event of Default" shall mean the occurrence of any one of those events described in Section 11.1 hereof

     1.8 "Line of Credit Note" shall mean that certain promissory note of the Borrower, and any promissory note delivered in substitution or replacement thereof, evidencing the Line of Credit and incorporating the terms of Section 3 of this Agreement.

     1.9 "Line of Credit" shall mean the revolving credit facility and any Advances made by Lender in accordance with the terms of Section 3 hereof.

     1.10 "Loans" shall mean borrowings and advances to the Borrower by the Lender pursuant to the terms of this Loan Agreement and shall include all sums advanced to or for the benefit of the Borrower pursuant hereto under the Line of Credit or the Term Loan.

     1.11 "Notes" shall mean the promissory notes of the Borrower executed and delivered to the Lender pursuant to this Loan Agreement, including the Line of Credit Note, the Term Note, and any Additional Term Notes, as well as any replacements thereof, to evidence the Borrower's obligation to repay the Loans.

     1.12 "Prime Rate" shall mean the average prime lending rate reported from time to time by the Wall Street Journal under its column "Money Rates". Effective on the date on which any change in the prime rate shall occur, any interest adjustment required hereby shall be adjusted upward or downward by a number of percentage points (and fractional parts thereof) equal to the adjustment upward or downward in the Wall Street Journal reported Prime Rate; provided however, that the rate of interest, as adjusted, shall not exceed the maximum rate of interest which the Lender, as a national bank, is permitted by law to contract for and charge. Interest shall be calculated on the basis of a 365 day year unless calculations on that basis would result in Lender receiving interest at a rate in excess of the maximum rate of interest which Lender is permitted by law to contract for and charge, in which case the principal debt evidenced hereby shall bear interest at such maximum rate.

     1.13 "Security Agreement" shall mean that certain security agreement of even date herewith executed by the Borrower and Lender providing for the pledge of and the grant of a security interest by the Borrower to Lender in the Collateral.

     1.14 "Subsidiary Banks" shall mean the Bank of the Ozarks, wca, Ozark, Arkansas and the Bank of the Ozarks, nwa, Jasper, Arkansas.

     1.15 "Term Loan" shall mean the term loan made by the Lender to the Borrower in accordance with the terms of Section 2 hereof.

     1.16 "Term Note" shall mean the term promissory note executed by the Borrower and delivered to the Lender incorporating the terms of Section 2 hereof.

     1.17 All accounting terms used herein shall have such meaning ascribed thereto by application of generally accepted accounting principles applied consistently.

           1.17.1 "Assets", as that term is used herein, or as any computation shall be made with reference thereto, shall not include goodwill.

           1.17.2 "Liabilities", as that term is used herein, or as any computation shall be made with reference thereto, shall include, (a) guaranties, repurchase agree ments and endorsements (other than for purposes of collection in the ordinary course of Borrower's business); and
     (b) indebtedness secured by assets of the Borrower, regardless of any limitation on recourse against Borrower.

           1.17.3    "Net Worth" shall mean Assets minus Liabilities.

 .
SECTION 2.0 THE TERM LOAN
-------------------------

     2.1  The Term Loan.  Subject to the conditions provided for herein, the
          -------------
Lender agrees to lend and the Borrower agrees to borrow from the Lender the principal sum of $5,000,000.00 (the "Term Loan").

     2.2  Promissory Note.  The Term Loan and the Borrower's obligation to repay
          ---------------
the Term Loan shall be evidenced by the Borrower's promissory note in form and content acceptable to the Lender and payable, together with interest at a fixed rate of interest equal to 8.804% per annum, as follows:

     As to Interest: Accrued interest on the principal balance outstanding shall be due and payable annually commencing on December 21, 1997 and continuing on the same day of each year thereafter. Interest shall be calculated on the basis of a 365 day year unless calculations on that basis would result in Lender receiving interest at a rate in excess of the maximum rate of interest which Lender is permitted by law to contract for and charge, in which case the principal debt evidenced hereby shall bear interest at such maximum rate.

     As to Principal: The outstanding principal balance of the Term Loan shall be repaid in annual installments of $500,000.00 each commencing on December 21, 1998 and continuing on the same day of each year thereafter.

Each payment received shall be applied first to the payment of all accrued and unpaid interest under the Note, and the balance shall be applied to the outstanding principal balance.

     2.3  Maturity.  The entire outstanding principal balance of the Term Loan
          --------
together with accrued but unpaid interest shall be due and payable in full on December 21, 2007.

     2.4  Late Payment Charge.  The Borrower shall pay a late payment charge
          -------------------
equal to one-half of one percent of the amount of any payment that is more than fifteen (15) days past the due date thereof.


SECTION 3.0 TERMS OF THE LINE OF CREDIT.
----------------------------------------

     3.1  The Revolving Line of Credit.  Upon the terms and conditions set forth
          ----------------------------
in this Agreement, Lender agrees to fund advances from time to time requested by Borrower in an aggregate outstanding amount not to exceed at any time Five Million Dollars ($5,000,000.00), subject however to any reductions for Additional Term Loans extended by Lender to Borrower and any reductions required by Section 8.5 hereof.

     3.2  Making the Revolving Loans.  Each advance shall be made either:  (i)
          --------------------------
on written notice given by the Borrower to the Lender; or (ii) in a telephonic request, which request shall be followed by written notice from the Borrower to Lender within five days from the telephonic request; and in either event not later than noon (Central Standard Time) one business day prior to the business day upon which the advance is to be made.

     3.3  Funding of Revolving Loans.    The Lender agrees on each advance date
          --------------------------
to make available to the Borrower the amount of the requested advance (provided that the aggregate amount of all Advances does not exceed the limitation set forth in Section 3.1) by transfer of immediately available funds to a deposit account maintained by Borrower. The revolving credit advances made by the Lender from time to time to the Borrower under this Agreement shall be made against, evidenced by and repaid with interest thereon in accordance with the Line of Credit Note of the Borrower.

     3.4  Interest.  Interest shall accrue on the outstanding balance of all
          --------
advances made under the Line of Credit at a per annum rate of one-quarter of one percentage point

(.25%) less than the Prime Rate. Accrued interest shall be payable quarterly commencing on the twenty-first day of June, 1997 and continuing on the same day of each September, December, March and June thereafter.

     3.5  Term.    Lender's commitment to fund advances under the Line of Credit
          ----
shall terminate on December 21, 2007. Lender shall have the opportunity on each anniversary date of the execution of this Agreement to review the terms and agreements applicable to the Line of Credit, provided however that Lender will not require the modification of such terms and agreements unless: (i) there has been a material adverse change in the financial condition of the Borrower or the Subsidiary Banks; or (ii) the occurrence of any other Event of Default and the expiration of any applicable cure period under Section 11.1 of this Agreement.

     3.6  Additional Term Loans.  Advances under the Line of Credit remaining
          ---------------------
unpaid for a period of three hundred sixty-five (365) days shall thereafter be administered as an additional term loan hereunder (each an "Additional Term Loan"). Additional Term Loans shall be evidenced by a term promissory note of the Borrower having a maturity date of December 21, 2007. Interest shall accrue on an Additional Term Loan at a per annum rate of one-quarter of one percentage point (.25%) less than the Prime Rate and shall be payable in the full amount thereof on each December 21 during the term of an Additional Term Loan. The principal balance of an Additional Term Loan shall be repaid in equal annual installments, calculated to fully amortize the Additional Term Loan on the maturity date thereof, payable on each December 21 during the term thereof.

     3.7  One Obligation.  All Loans, whether denominated as the Line of Credit
          --------------
or the Term Loan or the Additional Term Loans for administrative purposes, shall constitute one general obligation of Borrower, and shall be secured by Lender's security interest in and lien upon all of the Collateral, and by all other security interests and liens heretofore, now or at any time or times hereafter granted by any Borrower to Lender.


SECTION 4.0 PREPAYMENT
----------------------


     4.1  Voluntary Prepayment of the Line of Credit.  The Borrower shall have
          ------------------------------------------
the right and privilege of prepaying the Line of Credit and any Additional Term Loans, in whole or in part, at any time and from time to time without penalty.

     4.2  Voluntary Prepayment of the Term Loan.  The Borrower shall have the
          -------------------------------------
right and privilege of prepaying the Term Loan in whole but not in part, at any time upon prior written notice to Lender. Borrower acknowledges that the Term Loan has been funded in part by certain advances obtained by participating lenders (the "Participating Lenders") from the Federal Home Loan Bank of Dallas, as follows:


     Participating Lender: First National Bank of Mena, Mena, Arkansas

     Federal Home Loan Bank of Dallas
     Advance Number: 55004568
     Amount: $836,000.00
     Date of Advance: December 21, 1995
     Interest Rate: 6.304%
     Term: Twelve years

     Participating Lender: Bank of Montgomery County, Mt. Ida, Arkansas Federal Home Loan Bank of Dallas
     Advance Number: 55004570
     Amount: $570,000.00
     Date of Advance: December 21, 1995
     Interest Rate: 6.304%
     Term: Twelve years

     Participating Lender: Caddo First National Bank, Glenwood, Arkansas Federal Home Loan Bank of Dallas
     Advance Number: 55004571
     Amount: $570,000.00
     Date of Advance: December 21, 1995
     Interest Rate: 6.304%
     Term:  Twelve years

In the event that a prepayment of any of the foregoing Federal Home Loan Bank advances requires the payment by a Participating Lender of a prepayment penalty or premium (the "FHLB Premium"), Borrower shall, at its option, either: (i) pay a prepayment penalty or premium to Lender in an amount equal to the applicable FHLB Premium, or (ii) assume, or cause one or more of the Subsidiary Banks to assume, the Participating Lender's obligation to the Federal Home Loan Bank to repay the advance without further obligation on the part of any Participating Lender. In the event that the Borrower cannot obtain a release from the Federal Home Loan Bank for the Participating Lenders, Borrower shall pay the prepayment premium to Lender. Notwithstanding the foregoing, the Participating Banks may elect, following notice from the Lender of the Borrower's intent to prepay the Term Loan, not to repay the Federal Home Loan Bank advances and, in such event, no prepayment penalty or premium shall be payable by Borrower.

     4.3  Effect of Prepayment.  Each prepayment of the Line of Credit or
          --------------------
Additional Term Loan shall be applied, first to the payment of all accrued and unpaid interest to the date of prepayment, and the balance shall be applied (i) if the Line of Credit, to the outstanding principal balance; or (ii) if an Additional Term Loan in reduction of the unpaid principal installments on the Loan, in inverse order of their maturity.

SECTION 5.0  COLLATERAL
-----------------------

     The Loans and Notes shall be secured by a pledge of and a first and prior security interest in not less than 80% of the Bank of the Ozarks, wca, capital stock and not less than 80% of the Bank of the Ozarks, nwa, capital stock, whether such capital stock is now owned directly or indirectly, or hereafter acquired by Borrower.



SECTION 6.0  REPRESENTATIONS AND WARRANTIES
-------------------------------------------

     To induce the Lender to make the Loan provided for herein, the Borrower represents and warrants unto the Lender (which representations and warranties will survive the delivery of the Notes and the making of the Loans) that:

     6.1  Non-Violation.  The execution, delivery and performance of this
          -------------
Agreement, the borrowings hereunder, and the execution and delivery of the Notes executed pursuant hereto will not violate any provision of law, or any order of any court or governmental agency, any provision of any trust agreement, indenture, agreement or other instrument to which the Borrower or any Subsidiary Bank is a party, or be in conflict with, result in a breach of, or constitute (with or without notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any Subsidiary Bank, except as otherwise expressly granted to Lender pursuant hereto.

     6.2  Binding Obligation.  This Agreement and the Notes, when executed and
          ------------------
delivered pursuant hereto for value received, will constitute the valid and legally binding obligation of the Borrower in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, moratorium, or other laws affecting the enforcement of creditors' rights).

     6.3  Financial Condition.  All financial statements or information
          -------------------
furnished to the Lender in connection herewith are, to the best of the Borrower's knowledge, in all material respects, true and correct and accurately represent the financial condition and operations of the person or corporation shown therein including the statements of the Subsidiary Banks furnished herewith, as of their date, and since such date there has been no material or adverse changes in the said financial condition or operations.

     6.4  Litigation.  There is no action, suit or proceeding at law or in
          ----------
equity, or by or before any governmental instrumentality or other agency, now pending, or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the collateral described in Section 5 hereof, or the Subsidiary Banks which, if adversely determined, would materially impair the right, capacity, ability or authority of Borrower or the Subsidiary Banks to carry on business substantially as now conducted, or would materially adversely affect the condition, financial or otherwise, of the Borrower, or of the Subsidiary Banks.

     6.5  Existing Defaults.  Borrower has no knowledge of the existence of any
          -----------------
condition or event which would, with or without notice and/or lapse of time, constitute an Event of Default hereunder.

     6.6  Taxes.  Except as to the pending tax dispute with the State of
          -----
Arkansas for tax years 1992 through 1995, which has been disclosed to Lender and Lender has agreed has been adequately provided for, the Borrower and the Subsidiary Banks have filed all required federal, state and local tax returns and have paid all taxes as shown on such returns as they have become due.

     6.7  Priority of Liens.  The liens to be provided the Lender pursuant to
          -----------------
the provisions of Section 5 and the Security Agreement shall be of such dignity and priority as may be provided for herein, and there shall hereafter be no additional lien, charge, or encumbrance at any time existing with respect thereto without the prior written consent of Lender, which consent shall not be unreasonably withheld.

     6.8  Use of Proceeds.  The proceeds of the Loan shall be used exclusively
          ---------------
as set forth in Section 10 hereof.

     6.9  Ownership of Shares.  The shares of stock pledged to secure the Loan
          -------------------
shall, at the time of delivery to the Lender of certificates evidencing same, be owned by the Borrower free and clear of any lien, charge, security interest or restriction. The Borrower shall be the registered owner of not less than 100% of the common stock of each Subsidiary Bank, except for directors qualifying shares, on the date of Closing, all of which are validly issued, fully paid and non-assessable.



SECTION 7.0  AFFIRMATIVE COVENANTS
----------------------------------

     Unless waived by the Lender in writing, Borrower covenants and agrees that from the date hereof until payment in full of the principal of and interest on the Note:

     7.1  Corporate Existence and Properties.  The Borrower will do or cause to
          ----------------------------------
be done all things necessary to preserve and keep in full force and effect the corporate existence, rights and franchises of both itself and of the Subsidiary Banks, and comply, in all material respects, with all laws applicable thereto; and continue to conduct and operate the business of the Subsidiary Banks in accordance with sound banking practices.

     7.2  Financial Reports.  The Borrower will furnish or cause to be furnished
          -----------------
to the Lender the following:

          7.2.1 Within ninety (90) days after each fiscal year of each Subsidiary Bank, a copy of the Subsidiary Bank's operating and financial statements, including a copy of the Consolidated Report of Condition and Income.

          7.2.2 Within ten (10) days after their preparation, a copy of all quarterly call reports, quarterly balance sheets and operating statements and such other information regarding the operations, properties, capital, condition and business affairs of each Subsidiary Bank as the Lender may reasonably request.

          7.2.3 Within ninety (90) days after each fiscal year of the Borrower, a copy of the Borrower's audited consolidated financial statements, with details of consolidation reflecting the Subsidiary Banks and parent only.

          7.2.4 Promptly, from time to time, such other information regarding the operations, properties, business affairs and conditions, financial or otherwise, of the Subsidiary Banks or of the Borrower as the Lender may reasonably request including copies of any examinations conducted by federal or state bank regulatory agencies, which Lender agrees shall be furnished to it in accordance with applicable rules and regulations of the regulatory agency compiling such report.

     7.3  Taxes and Other Liens.  The Borrower will duly pay and discharge, and
          ---------------------
cause to be discharged, all taxes, assessments and governmental charges in any material amount upon it or its properties or upon the Subsidiary Banks or its property prior to the date on which penalties are attached thereto, and shall pay all claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property unless and to the extent only that the same shall be contested in good faith by appropriate proceedings and adequate reserves are set aside with respect thereto. The Borrower shall maintain the collateral provided for herein to secure the Debt free and clear of all liens, charges and encumbrances of any nature whatsoever except those granted and conveyed to the Lender pursuant to the terms hereof.

     7.4  Expenses.  The Borrower will pay all out-of-pocket expenses incurred
          --------
by the Lender in connection with the preparation of Loan Documents and taking of collateral, and in the event of default, in connection with the enforcement of the rights of the Lender under this Agreement and the Notes, including without limitation reasonable attorney fees owing to Lender counsel by reason thereof.

     7.5  Inspections.  The Borrower will permit the Lender, and will cause the
          -----------
Subsidiary Banks from time to time during reasonable business hours to permit the Lender to inspect any business properties or premises of the Borrower or the Subsidiary Banks or inspect books and records relating to any thereof, as well as those relating to their general business affairs and financial condition.

     7.6  Loan Loss Reserves.  Borrower shall cause the Subsidiary Banks to
          ------------------
maintain a reserve for loan losses in an amount acceptable to all applicable regulatory agencies.

     7.7  Financial Requirement of Borrower.  The Borrower shall conduct the
          ---------------------------------
affairs of the Subsidiary Banks in a businesslike and lawful manner, and shall (based on sound accounting principles consistently applied) cause the Subsidiary Banks to continuously meet the following required standards:

          7.7.1 Borrower shall cause the Subsidiary Banks to maintain a return on average assets for each year (beginning with calendar year 1997, and recomputed at the close of each calendar year thereafter) equal to at least 1.0%.

          7.7.2 Borrower shall cause each Subsidiary Bank to maintain a ratio of primary capital to assets at a level at all times acceptable to the applicable bank regulatory authorities but in no event shall such ratio be less than seven percent (7.0%) at each calendar year-end.

          7.7.3 Net charges to the Subsidiary Bank' reserve for loan losses shall not exceed one percent (1.0%) of Net Loans during any calendar year.

     7.8  Compliance with Regulatory Agencies.  Borrower shall comply and shall
          -----------------------------------
also cause the Subsidiary Banks to comply with all notices, orders, and memoranda of applicable regulatory agencies. Borrower shall and shall also cause the Subsidiary Banks to furnish to Lender copies of any cease and desist orders, memoranda of understanding, or any other regulatory actions or orders against Borrower, the Subsidiary Banks or any officer, director or shareholder of same upon Borrower or the Subsidiary Banks' receipt of same.


SECTION 8.0  NEGATIVE COVENANTS
-------------------------------

     From the date hereof until payment in full of the principal of, and interest on, the Notes, the Borrower shall not and shall not allow the Subsidiary Banks to, without the Lender's prior written consent which consent shall not be unreasonably withheld:

     8.1  Contingent Liabilities.  Assume, guarantee, endorse, contingently
          ----------------------
agree to purchase or to provide funds for the payment of, agree to maintain or otherwise become liable upon, the obligations for borrowed money of any other person, firm or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of its banking business.

     8.2  Redemptions and Recapitalization of Borrower or the Subsidiary Banks.
          --------------------------------------------------------------------
Make or commit to make any purchase or acquisition of shares of its outstanding capital stock, with the exception of redemptions of shares of stock required under the terms of Borrower's Employee Stock Ownership Plan, or in any way to modify Borrower's capital structure or the capital structure of any Subsidiary Bank. Borrower may, however, purchase additional stock of the Subsidiary Banks and issue additional shares of its common stock.

     8.3  Loans and Advances.  Other than in the normal course of business, make
          ------------------
any loans, advances or extensions of credit to, or purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, any person, firm, corporation or enterprise except (a) purchases of certificates of deposit issued by a national bank or otherwise insured by a federal agency; (b) deposits required by government agencies or public utilities; (c) obligations fully guaranteed by the U.S. government; (d) tax exempt securities; and (e) such other financial instruments or securities as the applicable federal and state regulatory agencies may approve from time to time.

     8.4  Consolidation, Merger or Sale.  Consolidate with or merge into any
          -----------------------------
other corporation or entity, or sell all or a substantial part of its assets. Lender agrees that Borrower may merge its Subsidiary Banks, provided that the Net Worth of the surviving bank following the merger transaction is equal to the combined Net Worth of the Subsidiary Banks. In the event of the merger of the Subsidiary Banks, Borrower agrees to substitute not less than 80% of the capital stock of the surviving bank for the Bank Stock pledged to Lender.

     8.5  Indebtedness.  Incur, create, assume or permit to exist any
          ------------
indebtedness for borrowed money except Indebtedness evidenced by the Notes, if such indebtedness would cause the aggregate indebtedness of the Borrower to exceed sixty percent (60%) of the Borrower's Net Worth, provided further that Loans hereunder shall at not time exceed fifty percent (50%) of the tangible book value (Net Worth) of the Collateral.

     8.6  Liens.  Incur, assume or permit to exist any encumbrance, pledge or
          -----
lien against any of its profits, property or assets, except:

          a.   An encumbrance provided to secure the Loans and Notes.

          b. Pledges or deposits made in connection with or to secure deposits of public funds, deposits of trust accounts, workmen's compensation, unemployment insurance, pensions or other employee benefits, performance and payment bonds or appeal bonds.

          c. Liens of judgments which are discharged and released within thirty (30) days from their date.

          d. Tax liens or mechanics', materialmen's or furnisher's liens which are being contested in good faith by appropriate proceedings with adequate reserves set aside therefor.

          e. An encumbrance on stock of the Subsidiary Banks not pledged to Lender under the Security Agreement.

     8.7  Loan Participations.  Borrower will allow Lender to review
          -------------------
participations from unaffiliated financial institutions, from time to time, and Lender, at its discretion, may limit the

Subsidiary Banks' purchase of participations from unaffiliated financial institutions as Lender may deem advisable under sound banking practices.

     8.8  Insider Transactions.  Neither Borrower, any corporation, firm or
          --------------------
association owned by the Borrower, nor any officer, director, or shareholder of the foregoing shall hereafter obtain or maintain, directly or indirectly: (a) any loan or extension of credit from a Subsidiary Bank, if such loan or extension of credit is criticized by any applicable regulatory agency unless payment is made in full within ninety (90) days; or (ii) any unsecured loan or extension of credit in an amount exceeding 3% of the Subsidiary Bank's capital, as to any one borrower, or 10% when aggregated with all such unsecured credits extended by the Subsidiary Banks.



SECTION 9.0  CONDITIONS OF LENDING
----------------------------------

     The obligation of the Lender to make the Loans is and shall be subject to existence of the following conditions precedent on the date of Closing:

     9.1  Warranties.  Representations and warranties of the Borrower herein
          ----------
contained shall be true and accurate in all material respects on and as of the date of Closing (except to the extent that such representations and warranties relate solely to an earlier date in which event no material adverse change shall have occurred with respect thereto).

     9.2  No Default.  No condition or event shall have occurred or be
          ----------
continuing which would constitute an Event of Default hereunder or which, after notice or lapse of time, or both, would constitute an Event of Default hereunder, or with respect to any indebtedness for borrowed money secured by a lien or security interest upon any property of Borrower.

     9.3  Loan Documents.  The Borrower shall deliver, or shall have delivered,
          --------------
to the Lender such documents, certificates, instruments, resolutions and opinions, in form and content required by the Lender, including without limitation the following:

          a.   Notes of Borrower.

          b.   This Agreement.

          c.   The Pledge and Security Agreement.

          d. Such financial statements of the Borrower and of the Subsidiary Banks as the Lender may require.

          e. A certificate signed by the Borrower dated the date of Closing that, to the best of its knowledge no Event of Default or event which might (with or without the giving of notice and/or lapse of time) mature into an Event of Default exists or is imminent.

          f. Certificates evidencing 21,919 shares of the common stock of the Bank of the Ozarks, WCA, and 1,872 shares of the common stock of the Bank of the Ozarks, NWA, together with stock powers signed by the Borrower.

          g.   Federal Reserve Form U-1 (Statement of Purpose).

          h. Corporate resolutions of Borrower authorizing the borrowing described herein, together with the Secretary's certificate setting forth the officers and authorized signatories for the Borrower.

          i. A Certificate of Existence/Good Standing issued by the Secretary of State for the state of Arkansas.

          j. Copies of the Borrower's and Subsidiary Bank's corporate charters and bylaws, certified by the respective corporate secretaries as being true and copies of each.



SECTION 10.0 USE OF PROCEEDS
----------------------------

     The Borrower covenants, represents and warrants unto the Lender that the proceeds of the Loan shall be used for the refinance of certain existing loans and additional capital contributions to the Subsidiary Banks.


SECTION 11.0   DEFAULT AND REMEDIES
-----------------------------------

     11.1 Events of Default.  Upon the occurrence of any of the following, and
          -----------------
the expiration of applicable periods for notice and cure, there shall be deemed to have occurred an Event of Default:

          a. Any representation or warranty made herein, or any report, certificate, financial statement or other instrument furnished in connection with any of the foregoing, shall prove to be false and misleading in any material respect; or

          b. Default in payment when due of the principal of or interest on any promissory note of Borrower to Bank within ten (10) days after the due date thereof and failure to cure same within ten (10) days from the date on which notice of default is given by Lender to Borrower; or

          c. Failure to duly observe or perform any covenant, agreement, or condition to be observed or performed in connection with this Agreement, any agreement executed herewith as security for the Debt and failure to cure same within thirty days (30) from the date on which notice of default is given by Lender to Borrower; or

          d. The Borrower or any Subsidiary Bank shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or its properties or assets; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; or, (v) file a voluntary petition in bankruptcy or a petition seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation under law or statute, or file an answer admitting the material allegations of a petition filed against it in any such proceeding; or

          e. An order, judgment or decree shall be entered without the application, approval or consent of the Borrower or the Subsidiary Banks by any court of competent jurisdiction approving a petition seeking reorganization thereof, or of all or a substan tial part of its properties or assets, or a receiver, trustee or liquidator thereof; or

          f. The occurrence of a material adverse change in the financial condition of the Borrower and the failure to take measures reasonably demanded by Lender to cure same within thirty days (30) from the date of notice of same from Lender to Borrower; or

          g. Any Subsidiary Bank shall surrender, forfeit or otherwise lose its charter as a state chartered bank (except upon the merger of the two Subsidiary Banks as permitted hereunder), or shall have any portion of its properties or operations sold or seized by or at the direction of any regulatory or governmental agency; or

          h. Failure by the Borrower to take such measures reasonably demanded by Lender to cure any cease and desist orders or memoranda of understanding or any other regulatory actions or orders between the Borrower or any Subsidiary Bank and its regulatory agencies, within thirty (30) days from the date of written notice of the same from Lender to Borrower; or

          i. The Borrower shall surrender, forfeit or otherwise lose its charter, or shall fail to maintain its status as an Arkansas corporation in good standing, or shall have any portion of its properties or operations sold or seized by or at the direction of any regulatory or governmental agency; or

          j. The Borrower shall fail to lawfully continue to be a bank holding company within the meaning of the Bank Holding Company Act, 12 U.S.C.
     Section 1841 et seq.
                  -- ---

          k. Any event of default in any promissory note or loan agreement evidencing or governing any additional indebtedness of the Borrower permitted hereunder.

     11.2  Acceleration and Remedies Upon Default.  Upon the occurrence of an
           --------------------------------------
Event of Default the indebtedness arising hereunder shall at the absolute option of Lender, become immediately due and payable, or upon the non-performance by Borrower of any of the agreements or conditions contained in any of the documents or instruements related to the indebtedness arising hereunder or in connection herewith, the said Loans and indebtedness shall at the absolute option of the Lender become immediately due and payable, and in any such event Lender shall have full power and authority at any time or times thereafter to exercise all or any one or more of the remedies and shall have all of the rights of a secured party under the applicable law, including the Uniform Commercial Code of Tennessee (Code), if applicable, and is hereby authorized immediately to sell the whole or any part of the collateral for the indebtedness evidenced hereby and by the Note or any substitute therefor or additions thereto or at public or private sale, at the option of Lender without notice of the amounts due or claimed to be due, in accordance with the provisions of the Code, and to apply the net proceeds of such sale after deduction of expenses for collection, sale or delivery to the payment of the indebtedness to Lender specifically secured hereby and of any other liability or liabilities, whether due or not due, of Borrower to Lender, returning the surplus, if any to Borrower unless other disposition thereof is required by said Code. Upon any sale by virtue hereof, Lender may repurchase, unless otherwise prohibited by said Code, the whole or any part of the aforesaid collateral discharged from any statutory right of redemption, equity of redemption exemption from execution, or similar rights all of which are hereby expressly waived and released. Any requirement of said Code for reasonable notice shall be met if such notice is mailed, postage prepaid, to Borrower at the address of Borrower as shown on the records of Lender at least ten (10) days prior to the time of the sale, disposition or other event or thing giving rise to the requirement of notice.

     11.3  Offset of Deposits.  Upon the occurrence of an Event of Default,
           ------------------
Lender may apply toward payment of the Debt all balances of any deposit accounts of the Borrower with the Lender then or any time thereafter existing.


SECTION 12.0   MISCELLANEOUS
----------------------------

     12.1  Closing.  Subject to the terms and conditions set forth herein,
           -------
closing of the Loan and other matters required herein will take place at the offices of Lender on or before May 31, 1997.

     12.2  Non-Waiver.  No omission or delay by the Lender in exercising any
           ----------
right, remedy or power it may have under this Agreement, the Notes, the loan documents or governing law will impair such right, remedy or power, or be construed to be a waiver of any default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any right or power, and no waiver will be valid unless in writing and signed by the Lender, and then only to the extent specified. All remedies herein and by law afforded will be cumulative and available to Lender until the Debt is paid or satisfied in full.

     12.3  Binding Effect.  Whenever any of the parties to this Agreement are
           --------------
referred to, such reference shall be deemed to include the successors, assigns and personal representatives of said parties, and all covenants by or on behalf of the Borrower shall bind and inure to the benefit of successors and assigns of the Lender.

     12.4  Notices.  Any notice permitted or required by this Agreement shall be
           -------
in writing and delivered by hand delivery or by depositing it in the U.S. Mail, postage prepaid, or by telegram, charges prepaid, addressed to the parties as follows:

     If to Borrower:

          George Gleason
          Chairman
          Ozark Bankshares, Inc.
          TCBY Tower Building, Suite 3100
          425 Capitol Avenue
          Little Rock, Arkansas 72201

     If to Lender:

          Wayne Massing
          Vice President
          Union Planters National Bank
          P.O. Box 387
          Memphis, Tennessee 38147

Any party may designate in writing any other person or address in which such notice or demand shall be delivered and such shall become effective upon receipt by the other party.

     12.5  Expenses of Enforcement.  Borrower agrees to pay all reasonable
           -----------------------
attorneys' fees and other costs and charges incurred in collection of any indebtedness arising under this Agreement, in the enforcement of the Bank's rights hereunder, in the protection and preserva tion of any property securing any indebtedness hereunder and in the perfection of any security interest or lien contemplated hereby and in maintaining the perfected status of the same.

     12.6  Headings.  Whenever in this Agreement headings are used to denote
           --------
para graphs, such headings shall not be referred to in interpreting the terms thereof or hereof, but are used merely for convenience.

     12.7  Governing Law.  This Agreement, the Notes and associated documents,
           -------------
will be governed by and construed in accordance with the laws of the State of Tennessee, except with respect to interest which shall be governed by applicable provisions of federal law.

     IN WITNESS WHEREOF, the parties hereunto have executed this Agreement as of the day and year first above written.

                                        UNION PLANTERS NATIONAL BANK


                                        By:/s/ Wayne F. Massing
                                           --------------------------------
                                             Wayne Massing
                                             Vice President



                                        OZARK BANKSHARES, INC.


                                        By:/s/ George G Gleason
                                           --------------------------------
                                             George Gleason
                                             Chairman